Exhibit 99.1

To Our Shareholders and Other Interested Parties:

2015 was a milestone year for James River Group Holdings, Ltd.; the first year our stock was widely owned by the public. We thought our inaugural year was a good one in which we made substantial underwriting profits and exceeded our goals for returns on tangible equity. In this letter we thought we would establish a frame of reference we can all use to measure our progress in the future.

James River Group Holdings, Ltd. exists because we are willing and able to take on liabilities that our customers cannot or choose not to bear by themselves. The types of risks we insure or reinsure are varied, and we pride ourselves on the fact that our capabilities allow us to evaluate and price risk for a wide variety of customers, whose risks vary from the mundane to the very complex.

We are aware that when there is a covered claim, there is often an injured person or persons who need help, and we place great emphasis on claims handling. In 2015, our primary insurers’ claims departments received approximately 71,000 claims and closed 87% of them in the same year in which they were reported. We know our work at James River permitted tens of thousands of people all across America to conduct their daily affairs with confidence that they were protected, and we are proud of that achievement.

Our Company exists to reliably assume these liabilities and, simultaneously, earn high returns for our shareholders. Our goal for 2016 is to make five to eight cents profit (before taxes and investment income) on every dollar of premium we earn and to earn a twelve percent or better after-tax return on tangible equity for our shareholders. We believe, in the current interest rate environment, that this level of return should be attractive. In 2015, we paid 89% of our net income to shareholders in the form of dividends. Active capital management has been and will continue to be an important part of our strategy.

The insurance world is changing in important ways. New capital, often referred to as Alternative Capital, is flowing into the market. Rapid technological changes are changing the ways in which risks are presented to companies and the ways we underwrite this business. We are encouraged by these changes because we believe our proven ability to select and reliably price complex and specialized risks will be in high demand in 2016 and beyond. We will, of course, adopt the best technologies, and capitalize our Company as efficiently as possible.

Wellesley House, 90 Pitts Bay Road, Pembroke HM08, Bermuda
Mailing Address: P.O. Box 1502, Hamilton HM FX, Bermuda

Tel: 441.278.4580

As of this writing, we have almost 400 employees in our company. We are enormously proud of what they have achieved and the work they do on behalf of our shareholders and our insured clients. 2015 was a very good year. We hope and expect 2016 will prove to be another.

Sincerely,

J. Adam Abram
Chairman and Chief Executive Officer
March 29, 2016

This letter contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, goal, anticipate, plan, estimate or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: losses exceeding reserves; loss of key members of our management or employees; adverse economic factors; a decline in our financial strength; loss of a group of brokers or agents that generate significant portions of our business; loss of a significant customer; losses in our investment portfolio; additional government or market regulation; failure of any loss limitation or the effect on our business of emerging claims and coverage issues; loss settlements made by ceding companies and fronting carriers; the Company’s non-United States based subsidiaries potentially becoming subject to United States taxation and other risks as described in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this letter, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Wellesley House, 90 Pitts Bay Road, Pembroke HM08, Bermuda
Mailing Address: P.O. Box 1502, Hamilton HM FX, Bermuda

Tel: 441.278.4580